Exhibit 99.2

2Q26 SUPPLEMENTAL 2Q 2026 Supplemental Information

LEADERSHIP

WENDY SIMPSON	Executive Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
CECE CHIKHALE	EVP, Chief Financial Officer, Treasurer and Secretary
DAVID BOITANO	EVP, Chief Investment Officer
GIBSON SATTERWHITE	EVP, Asset Management
MIKE BOWDEN	SVP, Investments
MANDI HOGAN	SVP, Marketing

BOARD OF DIRECTORS

WENDY SIMPSON	Executive Chairman
CORNELIA CHENG	Sustainability and Corporate Responsibility Committee Chairman
DAVID GRUBER	Investment Committee Chairman
JEFFREY HAWKEN	Compensation Committee Chairman
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Lead Independent Director and Nominating & Corporate Governance Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
RICHARD ANDERSON	Cantor Fitzgerald
AARON HECHT	Citizens JMP Securities, LLC
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
JOHN KILICHOWSKI	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

TABLE OF CONTENTS

INVESTMENTS 3
- Seniors Housing Operating Portfolio ("SHOP") Transformation
- Portfolio Transformation
- Acquisitions and Mortgage Loans
- Near-Term Expected Sales and Loan Payoffs

PORTFOLIO 7
- Portfolio Overview
- Operator Update and Subsequent Events
- Portfolio Diversification - Geography
- SHOP Diversification
- SHOP Performance and Guidance
- Real Estate Investments (Excluding SHOP) Diversification - Operators
- Real Estate Investments (Excluding SHOP) - Maturity
- Real Estate Investments (Excluding SHOP) - Metrics

FINANCIAL 17
- Enterprise Value
- Debt Metrics
- Debt Maturity
- Reconciliation of 2026 Guidance
- Financial Data Summary
- Consolidated Statements of Income
- Consolidated Balance Sheets
- Funds from Operations
- Reconciliation of NOI

GLOSSARY 29

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION 31

LTC PROPERTIES, INC.
3011 Townsgate Road,
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

2Q26 SUPPLEMENTAL 2

2Q26 SUPPLEMENTAL $171 $208 $321 $200 $0 $100 $200 $300 $400 YTD 2Q26 JUL AUG-SEP 4Q26 ACQUISITIONS MILLIONS * ** $0 $300 $600 $900 $1,200 $1,500 $1,800 2024 2025 Proforma 2026 GROSS ASSET VALUE Proforma 2026 assumes $900M in SHOP investments (mid-point) and $59M in SHOP conversions SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) TRANSFORMATION 2026 SHOP INVESTMENT GUIDANCE - $900M MIDPOINT (~$700M - $1.1B) 2026 SHOP CONVERSIONS ($59M)  $26M completed in 1Q26  $33M completed in 2Q26  Two SHOP operators new to LTC 2026 INVESTMENT FUNDING STRATEGY  ~ $730M proceeds from property sales and loan prepayments, of which $120M was received through July 2026  ~ $198M net proceeds from sales under our ATM through 2Q26  Proceeds from borrowings under our revolving line of credit and sales under our ATM SHOP GROWTH 170% INVESTMENTS 3 * PIPELINE ** ANTICIPATED

2Q26 SUPPLEMENTAL 4 PORTFOLIO TRANSFORMATION: DECREASING SNF AND LOAN EXPOSURE (PROFORMA 2026 ASSUMES $900M IN SHOP INVESTMENTS (MID-POINT) AND $59M IN SHOP CONVERSIONS) ASSET TYPE TRANSFORMATION: 2024 - PROFORMA 2026  NOI from Seniors Housing increases from 43% to 77%  NOI from Skilled Nursing decreases from 57% to 22% INVESTMENT TYPE TRANSFORMATION: 2024 - PROFORMA 2026  NOI from Owned investments increases from 76% to 89%  NOI from Mortgage Loans investment decreases from 20% to 9% 2026 PROFORMA ANNUALIZED NOI BY ASSET TYPE 2026 PROFORMA ANNUALIZED NOI BY INVESTMENT TYPE SENIORS HOUSING - NNN SKILLED NURSING OTHER/UDP SENIORS HOUSING - SHOP 28% 49% 22% 1% OWNED PORTFOLIO - NNN OWNED ACCOUNTED FOR AS FINANCING RECEIVABLES MORTGAGE LOANS NOTES RECEIVABLE & UNCONSOLIDATED JV OWNED PORTFOLIO - SHOP 30% 49% 10% 9% 2% INVESTMENTS

REAL ESTATE - INVESTMENTS

(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE	# OF PROPERTIES	INVESTMENT TYPE	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	YEAR 1 CAP RATE	PURCHASE PRICE
Jul-2025	1	SHOP	SH	67	Morgan Hill, CA	Discovery Senior Living	2019	7.4%	$ 35,200
Sep-2025	2	SHOP	SH	158	Various cities in KY	Charter Senior Living	2023	7.6%	39,500
Sep-2025	5	SHOP	SH	520	Various cities in WI	Lifespark Senior Living	2019-2021	7.2%	194,050
Oct-2025	1	SHOP	SH	88	Marietta, GA	The Arbor Company	2017	7.4%	22,900
Dec-2025	1	SHOP	SH	100	Brentwood, TN	Discovery Senior Living	2022	7.4%	31,250
Dec-2025	1	SHOP	SH	122	Hobart, WI	New Perspective	2012-2019	8.7%	30,000
	11			1,055					$ 352,900
Jan-2026	3	SHOP	SH	394	Various cities in GA	The Arbor Company	2014-2018	7.0%	$ 108,000
Apr-2026	1	SHOP	SH	61	Freeburg, IL	Arrow Senior Living	2019	8.1% (1)	9,205
May-2026	1	SHOP	SH	104	Phoenix, AZ	MorningStar Senior Living	2013	6.8%	54,250
Jul-2026	2	SHOP	SH	133	Various cities in CO & NM	MorningStar Senior Living	2015-2016	6.9%	72,500
Jul-2026	1	SHOP	SH	147	Stevens Point, WI	Health Dimensions Group	2007	7.2% (1)	40,000
Jul-2026	2	SHOP	SH	215	Various cities in MN	Lifespark Senior Living	2020-2023	7.4%	95,350
	10			1,054					$ 379,305

(1) Includes budgeted renovation.

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
May-2025	1	SH	250	Summerfield, FL	Momentum Senior Living	May-2030	8.50%	$ 42,300	$ 38,350	$ 3,950 (1)
Aug-2025	2	SH	171	Various cities in CA	Gallaher Signature Living	Aug-2030	8.25%	57,550	55,350	2,200 (2)
	3		421					$ 99,850	$ 93,700	$ 6,150

(1) The initial additional commitment includes interest reserve of $2,000 and additional loan proceeds of $1,950 which are available between June 2026 and November 2027, based on debt service coverage.

(2) The initial additional commitment includes interest reserve of $2,200.

2Q26 SUPPLEMENTAL INVESTMENTS 5

2Q26 SUPPLEMENTAL 6 REAL ESTATE – NEAR-TERM EXPECTED SALES AND LOAN PAYOFFS (DOLLAR AMOUNTS IN THOUSANDS) Total 2026 expected proceeds $730M Total 2026 annualized income $53M $64,000 $22,000 $201,000 $443,000 $4,800 $2,200 $13,300 $32,700 $0 $100,000 $200,000 $300,000 $400,000 $500,000 1Q26 2Q26 3Q26E 4Q26E Expected Sales/Payoff proceeds Annualized Income ~ ~ ~ ~ INVESTMENTS (1) (1) Assuming current transaction timing, we expect to receive $2,095 of rental income in 3Q26 from properties anticipated to be sold in 3Q26. (2) Assuming current transaction timing, we expect to receive $68 of interest and rental income in 4Q26 from a loan payoff and properties anticipated to be sold in 4Q26. (2)

PORTFOLIO OVERVIEW

(AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED JUNE 30, 2026 NOI [1]	% OF NOI	INCOME STATEMENT LINE
Owned Portfolio						
Triple-Net Portfolio ("NNN")[2]	92	$ 982,820	39.5%	$ 93,239	46.6%	Rental income
Seniors Housing Operating Portfolio ("SHOP")[3]	34	801,022	32.1%	42,117	21.0%	Resident fees and services, net of Seniors housing operating expense
Owned Portfolio	126	1,783,842	71.6%	135,356	67.6%	
Owned Properties accounted for as Financing Receivables[4]	28	286,916	11.5%	22,508	11.3%	Interest income from financing receivables
Mortgage Loans	26	396,092 [5]	15.9% [5]	39,726	19.8%	Interest income from mortgage loans
Notes Receivable	5	25,728	1.0%	2,556	1.3%	Interest and other income
Total	185	$ 2,492,578	100.0%	$ 200,146	100.0%	

BY ASSET TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	NOI [1]	% OF NOI
Seniors Housing					
NNN	88	$ 885,635	35.5%	$ 72,207	36.1%
SHOP[3]	34	801,022	32.1%	42,117	21.0%
Seniors Housing	122	1,686,657	67.6%	114,324	57.1%
Skilled Nursing[2]	62	777,530	31.2%	83,905	41.9%
Other[6]	1	12,005	0.5%	1,189	0.6%
Under Development	—	16,386	0.7%	728	0.4%
Total	185	$ 2,492,578	100.0%	$ 200,146	100.0%

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 93% of our Gross Investments.

SHORT-TERM INVESTMENTS represent investment durations shorter than 10 years and include our Notes Receivable and Short-Term Mortgage Loans which represent 7% of our Gross Investments.


Long-Term Investments
93%
Short-Term
Investments 7%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Subsequent to June 30, 2026, we sold a 99-bed skilled nursing center in Oregon. See Subsequent Events on page 9 for further discussion.

(3) Subsequent to June 30, 2026, we acquired five seniors housing communities with a total of 495 units into our SHOP segment for $207,850. See Subsequent Events on page 9 for further discussion.

(4) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets* and the rental income received is presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(5) Mortgage loans include short-term loans of $142,292, or 5.7% of gross investment, and long-term loans (Prestige) of $253,800, or 10.2% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) at June 30, 2026 is 12.7 years and 17.8 years, respectively.

(6) Includes one behavioral health care hospital and three parcels of land held-for-use.

2Q26 SUPPLEMENTAL PORTFOLIO 7

PORTFOLIO OVERVIEW - DETAIL

(AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED JUNE 30, 2026	
OWNED PROPERTIES - NNN	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[1]	% OF TOTAL NOI
Seniors Housing	50	$ 447,788	18.0%	$ 37,258	18.6%
Skilled Nursing[2]	41	523,027	21.0%	54,792	27.4%
Other	1	12,005	0.5%	1,189	0.6%
Total	92	$ 982,820	39.5%	$ 93,239	46.6%

OWNED PROPERTIES - SHOP	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	SHOP NOI[1]	% OF TOTAL NOI
Seniors Housing[3]	34	$ 801,022	32.1%	$ 42,117	21.0%
Total	34	$ 801,022	32.1%	$ 42,117	21.0%

OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES[4]	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING RECEIVABLES INCOME[1]	% OF TOTAL NOI
Seniors Housing	28	$ 286,916	11.5%	$ 22,508	11.3%
Total	28	$ 286,916	11.5%	$ 22,508	11.3%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[1]	% OF TOTAL NOI
Seniors Housing	5	$ 125,906	5.0%	$ 9,885	4.9%
Skilled Nursing[5]	21	253,800	10.2%	29,113	14.5%
Under Development	—	16,386	0.7%	728	0.4%
Total	26	$ 396,092	15.9%	$ 39,726	19.8%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[1]	% OF TOTAL NOI
Seniors Housing	5	$ 25,025	1.0%	$ 2,556	1.3%
Skilled Nursing	—	703	0.0%	—	0.0%
Total	5	$ 25,728	1.0%	$ 2,556	1.3%

TOTAL INVESTMENTS	185	$ 2,492,578	100.0%	$ 200,146	100.0%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Subsequent to June 30, 2026, we sold a 99-bed skilled nursing center in Oregon. See Subsequent Events on page 9 for further discussion.

(3) Subsequent to June 30, 2026, we acquired five seniors housing communities with a total of 495 units into our SHOP segment for $207,850. See Subsequent Events on page 9 for further discussion.

(4) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets* and the rental income received is presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(5) Skilled nursing long-term loans (Prestige) of $253,800, or 10.2% of gross investment. The weighted average maturity of Prestige loans is 17.8 years.

2Q26 SUPPLEMENTAL PORTFOLIO 8

2Q26 SUPPLEMENTAL 9 PORTFOLIO OVERVIEW – OPERATOR UPDATE AND SUBSEQUENT EVENTS (AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) OPERATOR UPDATE SUBSEQUENT EVENTS  Market-Based Rent Resets: Received $1,200 of rental revenue during 2Q26 from the 10-property portfolio with leases containing market-based rent resets. Anticipated rent on the 10 properties over the remainder of 2026 is $2,720 for a total of $5,120 for the full year 2026, representing a 24% increase over 2025.  SHOP Acquisitions Totaling $207,850:  $95,350 for two seniors housing communities in Minnesota, with a year-one cap rate of 7.4%. The communities have a total of 215 units. Concurrently, we entered into a management agreement with an existing operator, Lifespark Senior Living.  $72,500 for two seniors housing communities, with a year-one cap rate of 6.9%. The communities have a total of 133 units and are in New Mexico and Colorado. In connection with the acquisition, we entered into a management agreement with an existing operator, MorningStar Senior Living.  $40,000 for a 147-unit seniors housing community in Wisconsin, with a year-one cap rate of 7.2%, and entered into a management agreement with an operator new to us, Health Dimensions Group.  Property Sale: A 99-bed skilled nursing center in Oregon for $34,200 and anticipate recording a gain on sale of approximately $33,000. PORTFOLIO

2Q26 SUPPLEMENTAL 10 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF JUNE 30, 2026) OPERATORS 31 STATES 23 PROPERTIES 185 UNITS/BEDS 16,291 * Behavioral health care hospital SNF (62) SH (88) OTH* (1) LAND (3) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 2 20 1 3 1 2 1 4 4 6 33 1 6 6 8 5 2 21 2 1 5 1 2 3 LA 2 3 MI 2 1 1 3 SH– SHOP (34) 4 2 2 5 7 1 2 5 1 1 1 1 2 PORTFOLIO

2Q26 SUPPLEMENTAL 11 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) GROSS PORTFOLIO BY MSA(1) AVERAGE SENIORS HOUSING PORTFOLIO AGE(1) 44.5% 23.7% 24.7% 5.7% 1.4% 0.0% 25.0% 50.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA (1) The MSA rank by population as of July 1, 2025, as estimated by the United States Census Bureau. Approximately 68% of our properties are in the top 100 MSAs. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. 18 years 10 years 0 10 20 30 40 NNN SHOP Years (1) As calculated from construction date or major renovation/expansion date. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $729 is also not available by state and is excluded from the table above. (2) Includes one behavioral health care hospital and three parcels of land held-for-use. (3) Subsequent to June 30, 2026, we acquired five seniors housing communities with a total of 495 units into our SHOP segment for $207,850. See Subsequent Events on page 9 for further discussion. (4) Subsequent to June 30, 2026, we sold a 99-bed skilled nursing center in Oregon. See Subsequent Events on page 9 for further discussion. # OF STATE(1) PROPERTIES % SH - NNN % SH - SHOP % SNF % UDP % % Wisconsin(3) 320,593 13 $ 12.9% 57,823 $ 6.5% 248,824 $ 31.1% 13,946 $ 1.8% — $ — — $ — North Carolina 33 304,031 12.2% 304,031 34.3% — — — — — — — — Texas 28 304,015 12.2% 16,445 1.9% 26,786 3.3% 260,784 33.5% — — — — Michigan 24 294,649 11.8% 39,906 4.5% — — 253,800 32.7% — — 943 7.9% Georgia 5 148,036 5.9% — — 148,036 18.5% — — — — — — California 6 144,752 5.8% 95,716 10.8% 49,036 6.1% — — — — — — Ohio 9 141,255 5.7% 71,878 8.1% 15,154 1.9% 54,223 7.0% — — — — Illinois 6 117,241 4.7% 32,725 3.7% 68,130 8.5% — — 16,386 100.0% — — Colorado(3) 103,447 12 4.1% 61,497 7.0% 41,950 5.2% — — — — — — Kentucky 4 88,617 3.6% — — 39,901 5.0% 48,716 6.3% — — — — All Others(3)(4) 525,213 45 21.1% 205,588 23.2% 163,205 20.4% 145,357 18.7% — — 11,062 92.1% Total 185 2,491,849 $ 100.0% 885,609 $ 100.0% 801,022 $ 100.0% 776,826 $ 100.0% 16,386 $ 100.0% 12,005 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT PORTFOLIO

2Q26 SUPPLEMENTAL 12 SHOP DIVERSIFICATION (AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) BY OPERATOR BY STATE (1) Subsequent to June 30, 2026, we acquired five seniors housing communities with a total of 495 units into our SHOP segment for $207,850. See Subsequent Events on page 9 for further discussion. # OF # OF GROSS OPERATORS(1) PROPERTIES UNITS INVESTMENT % Lifespark Senior Living 5 520 194,801 $ 24.3% Anthem Memory Care 12 732 155,993 19.5% The Arbor Company 4 482 132,765 16.6% Discovery Senior Living 2 167 67,180 8.4% MorningStar Senior Living 1 104 54,312 6.8% New Perspective 2 222 54,024 6.7% Charter Senior Living 2 158 39,901 5.0% Compass Senior Living 1 186 33,361 4.2% Vitality Senior Living 2 159 32,601 4.1% Pegasus Senior Living 2 88 26,786 3.3% Arrow Senior Living 1 61 9,298 1.2% 34 2,879 801,022 $ 100.0% # OF GROSS STATE UNITS INVESTMENT % Wisconsin(1) 742 7 248,824 $ 31.1% Georgia 5 552 148,036 18.5% Illinois 5 325 68,130 8.5% Arizona 1 104 54,312 6.8% California 2 133 49,036 6.1% Colorado(1) 228 4 41,950 5.2% Kentucky 2 158 39,901 5.0% Oregon 1 186 33,361 4.2% Tennessee 1 100 31,491 3.9% Texas 2 88 26,786 3.3% All Others(1) 263 4 59,195 7.4% Total 34 2,879 801,022 $ 100.0% # OF PROPERTIES PORTFOLIO

SHOP PERFORMANCE AND GUIDANCE

(AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT REVPOR AND EXPOR)

CORE SHOP PORTFOLIO

- Represents 27 properties (2,281 units) that include initial conversions (13) and acquired SHOP properties (14) through 1Q26; excludes value-add conversions and additional acquisitions.

CORE SHOP PORTFOLIO GUIDANCE

	Low	High
2026 PROJECTED NOI	$53.5M	$56.5M

- Narrowed guidance and maintained midpoint:
  - NOI growth: ~14% over 2025 proforma NOI
  - Occupancy growth: ~70 basis points from 2025 proforma average occupancy ~89.7%
  - Projected increases: REVPOR ~5.5%; EXPOR ~3.0%
  - 2025 proforma NOI and occupancy include results reported under prior owners; adjusted for current management fee structure
- 2026 Total SHOP Capex Guidance:
  - FAD: $4.0M to $4.4M, or ~$1,500 per unit annually
  - Non-FAD: $12.9M (increase from $10M); $4.2M announced for initial conversions; $6.8M underwritten for acquired SHOP properties through the end of July 2026; $1.9M for value-add conversions for five (5) properties

TOTAL SHOP PERFORMANCE

	2Q25	3Q25	4Q25	1Q26	2Q26
Properties, at end of quarter	13	21	25	30	34
Units, at end of quarter	832	1,577	2,073	2,555	2,879
Average units available	501	899	1,766	2,450	2,799
Average unit occupancy	80.7%	86.5%	89.3%	85.9%	86.1%
Total revenues	$ 11,950	$ 22,203	$ 37,963	$ 49,585	$ 56,132
Operating expenses	9,419	17,362	27,306	36,889	42,208
NOI	$ 2,531	$ 4,841	$ 10,657	$ 12,696	$ 13,924
NOI margin	21.2%	21.8%	28.1%	25.6%	24.8%
REVPOR	$ 9,855	$ 9,518	$ 8,022	$ 7,850	$ 7,765
EXPOR	$ 7,768	$ 7,443	$ 5,770	$ 5,840	$ 5,839

CORE SHOP PORTFOLIO PERFORMANCE

	1Q26	2Q26
Properties, at end of quarter	27	27
Units, at end of quarter	2,281	2,281
Average units available	2,192	2,281
Average unit occupancy	89.4%	90.0%
Total revenues	$ 47,042	$ 49,491
Operating expenses	34,416	36,188
NOI	$ 12,626	$ 13,303
NOI margin	26.8%	26.9%
REVPOR	$ 7,998	$ 8,038
EXPOR	$ 5,851	$ 5,877

Three (3) properties, acquired in January 2026, had $314 of additional proforma NOI and additional proforma revenue of $1,732 for the period January 1st to the acquisition date, for a total proforma NOI of $12,940 on total proforma revenue of $48,774 for the 27 properties, for the period ending March 31, 2026. Proforma occupancy for the same period was 89.5%.

2Q26 SUPPLEMENTAL PORTFOLIO 13

REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDES SHOP) DIVERSIFICATION - OPERATORS

(AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS[1]	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED[2] CONTRACTUAL CASH NOI	%	GAAP NOI	%	GROSS INVESTMENT	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENT
Prestige Healthcare	SNF/OTH	23	$ 29,270	18.3%	$ 30,405	18.8%	$ 267,797	$ —	$ 267,797
ALG Senior	SH	29	21,924 [4]	13.7%	23,292 [4]	14.4%	297,932	63,941	233,991
Encore Senior Living	SH/UDP	14	13,763 [4]	8.6%	13,455 [4]	8.3%	215,911	9,134	206,777
HMG Healthcare	SNF	13	12,355	7.7%	12,355	7.6%	167,971	—	167,971
Carespring Health Care Management	SNF	4	11,314	7.1%	11,195	6.9%	102,940	—	102,940
Brookdale Senior Living	SH	17	10,309	6.4%	10,334	6.4%	65,877	—	65,877
Genesis Healthcare	SNF	6	9,999	6.2%	9,999	6.2%	53,339	—	53,339
Fundamental Long Term Care	SNF/OTH	5	8,443	5.3%	8,417	5.2%	65,798	—	65,798
Ignite Medical Resorts	SNF	6	8,415	5.3%	8,415	5.2%	89,054	—	89,054
Juniper Communities	SH	5	7,650	4.8%	7,971	4.9%	83,293	—	83,293
All Others[3]		29	26,624	16.6%	25,946	16.1%	281,644	—	281,644
		151	$ 160,066	100.0%	$ 161,784	100.0%	$ 1,691,556	$ 73,075	$ 1,618,481

(1) See Operator Update on page 9 for further discussion.
(2) See Glossary for definition of Annualized Contractual Cash NOI and Annualized GAAP NOI.
(3) Subsequent to June 30, 2026, we sold a 99-bed skilled nursing center in Oregon. See Subsequent Events on page 9 for further discussion.
(4) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the annualized contractual cash and annualized GAAP NOI are as follows:

OPERATORS	ANNUALIZED CONTRACTUAL CASH NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 17,212	$ 4,712	$ 21,924
Encore Senior Living	13,763	—	13,763

OPERATORS	ANNUALIZED GAAP NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 18,580	$ 4,712	$ 23,292
Encore Senior Living	13,455	—	13,455

PRESTIGE	Privately Held	SNF/SH Other Rehab	82 Properties	4 States
ALG	Privately Held	SH	117 Properties	6 States
ENCORE	Privately Held	SH	35 Properties	5 States
HMG	Privately Held	SNF/SH	37 Properties	2 States
CARESPRING	Privately Held	SNF/SH Transitional Care	18 Properties	2 States

BROOKDALE	NYSE: BKD	SNF/SH Continuing Care	541 Properties	41 States
GENESIS	Privately Held	SNF/SH	Approximately 175 Properties	19 States
FUNDAMENTAL	Privately Held	SNF/SH Hospitals & Other Rehab	66 Properties	7 States
IGNITE	Privately Held	SNF/SH Transitional Care	32 Properties	7 States
JUNIPER	Privately Held	SH	28 Properties	5 States

2Q26 SUPPLEMENTAL PORTFOLIO 14

2Q26 SUPPLEMENTAL 15 REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDES SHOP) – LOANS & NOTES RECEIVABLE MATURITY (AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) (1) See Annualized GAAP NOI definition in the Glossary. (2) The Prestige $179,875 mortgage loan secured by 14 skilled nursing centers in Michigan has an option to prepay the loan without penalty during the 12-month window starting July 2026, subject to customary conditions and contingent on Prestige’s ability to obtain replacement financing. This loan represents $20,312 of annualized GAAP interest income. The remaining $73,925 of mortgage loans mature in 2045. YEAR PRINCIPAL PRINCIPAL 2026 — $ — $ — 25 $ 2 $ 8.0% 2027 28,999 2,327 8.0% 25,000 2,554 10.2% 2028 — — — 703 — — 2029 — — — — — — 2030 113,293 9,683 8.5% — — — 2031 — — — — — — 2032 — — — — — — 2033 — — — — — — Thereafter 253,800 (2) 29,219 (2) 11.5% — — — Total 396,092 $ 41,229 $ 10.4% 25,728 $ 2,556 $ 9.9% MORTGAGE LOANS RECEIVABLE NOTES RECEIVABLE GAAP NOI (1) ANNUALIZED WA GAAP RATE ANNUALIZED WA GAAP GAAP NOI (1) RATE PORTFOLIO

2Q26 SUPPLEMENTAL 16 (TRAILING TWELVE MONTHS THROUGH MARCH 31, 2026 AND DECEMBER 31, 2025) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1) SENIORS HOUSING SKILLED NURSING 1.15 1.16 1.39 1.40 84.8% 85.1% 70.0% 75.0% 80.0% 85.0% 90.0% 95.0% 100.0% 0.00x 1.00x 2.00x 4Q25 1Q26 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.90 1.99 2.45 2.55 79.5% 79.6% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 2.00x 4.00x 4Q25 1Q26 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same property portfolio excludes properties re-tenanted or sold after January 1, 2025; and excludes properties transitioned to LTC’s SHOP portfolio prior to June 30, 2026. SNF metrics as allocated/reported by operators. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. SH metrics as allocated/reported by operators. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDES SHOP) – METRICS PORTFOLIO

2Q26 SUPPLEMENTAL 17 ENTERPRISE VALUE (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE, AMOUNTS AND NUMBER OF SHARES) (1) During 2Q26, we increased our credit facility by $300,000 to $1,100,000, through an expansion of our aggregate revolving line of credit from $600,000 to $900,000. Subsequent to June 30, 2026, we borrowed $156,100 under our unsecured revolving line of credit. Accordingly, we have $356,100 outstanding and $543,900 available for borrowing under our unsecured revolving line of credit. (2) Represents outstanding balance of $200,000, net of debt issue costs of $1,596. (3) Represents outstanding balance of $379,500, net of debt issue costs of $814. (4) Closing price of our common stock as reported by the NYSE on June 30, 2026. (5) See Reconciliation of Annualized Adjusted EBITDAre on page 22. JUNE 30, 2026 Revolving line of credit - WA rate 4.3%(1) $ 200,000 Term loans, net of debt issue costs - WA rate 4.7%(2) 198,404 Senior unsecured notes, net of debt issue costs - WA rate 4.1%(3) 378,686 Total debt - WA rate 4.3% 777,090 27.3% No. of shares Price Common stock 53,905,563 38.45 $ (4) 72.7% 2,072,669 Total market value 2,072,669 2,849,759 100.0% Add: Non-controlling interest 73,075 Less: Cash and cash equivalents (40,435) $ 2,882,399 Debt to Enterprise Value 27.0% Debt to Annualized Adjusted EBITDAre(5) 4.2x TOTAL VALUE ENTERPRISE VALUE 6/30/26 CAPITALIZATION DEBT EQUITY 6/30/26 FINANCIAL

2Q26 SUPPLEMENTAL $302,250 $144,350 $252,863 $200,000 $97,750 $280,650 $347,137 $700,000 $- $300,000 $600,000 $900,000 2023 2024 2025 2Q26 Available Balance (1) 18 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) LINE OF CREDIT LIQUIDITY LEVERAGE RATIOS COVERAGE RATIOS (1) During 2Q26, we increased our credit facility by $300,000 to $1,100,000, through an expansion of our aggregate revolving line of credit from $600,000 to $900,000. Subsequent to June 30, 2026, we borrowed $156,100 under our unsecured revolving line of credit. Accordingly, we have $356,100 outstanding and $543,900 available for borrowing under our unsecured revolving line of credit. 39.5% 31.1% 34.0% 29.7% 39.0% 29.3% 29.8% 27.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2023 2024 2025 2Q26 Debt to Gross Asset Value Debt to Total Enterprise Value 5.6x 4.2x 5.0x 4.2x 3.4x 4.0x 4.8x 4.9x 0.0x 2.0x 4.0x 6.0x 8.0x 2023 2024 2025 2Q26 Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges FINANCIAL

DEBT MATURITY

(AS OF JUNE 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	$900M REVOLVING LINE OF CREDIT	TERM LOANS[(1)]	SENIOR UNSECURED NOTES[(1)]	TOTAL	% OF TOTAL
2026	$ —	$ —	$ 39,000	$ 39,000	5.0%
2027	—	—	54,500	54,500	7.0%
2028	—	50,000	55,000	105,000	13.5%
2029	200,000	55,000	63,000	318,000	40.8%
2030	—	55,000	67,000	122,000	15.6%
2031	—	—	56,000	56,000	7.2%
2032	—	40,000	35,000	75,000	9.6%
2033	—	—	10,000	10,000	1.3%
Total	$ 200,000 (2)	$ 200,000	$ 379,500	$ 779,500	100.0%

DEBT STRUCTURE[(1)]



Senior Unsecured Notes
48.6%
Revolving Line of Credit
25.7%
Term Loans
25.7%



$900,000
$600,000
$300,000
$-
Revolving Line of Credit
Term Loans
Senior Unsecured Notes
$39,000
$54,500
$55,000
$50,000
$200,000 (2)
$63,000
$55,000
$67,000
$55,000
$56,000
$40,000
$35,000
$10,000
2026
2027
2028
2029
2030
2031
2032
2033

(1) Reflects scheduled principal payments and excludes debt issue costs on our term loans and senior unsecured notes, which are netted against the principal outstanding balances on our *Consolidated Balance Sheets.*

(2) During 2Q26, we increased our credit facility by $300,000 to $1,100,000, through an expansion of our aggregate revolving line of credit from $600,000 to $900,000. Subsequent to June 30, 2026, we borrowed $156,100 under our unsecured revolving line of credit. Accordingly, we have $356,100 outstanding and $543,900 available for borrowing under our unsecured revolving line of credit.

2Q26 SUPPLEMENTAL FINANCIAL 19

RECONCILIATION OF 2026 GUIDANCE

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE

The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2026 full year guidance is as follows:

	Full Year 2026 Guidance	
	Low	High
Diluted earnings per common share	$ 8.08	$ 8.10
Less: Gain on sale, net of impairment loss	(6.36)	(6.36)
Add: Depreciation and amortization	1.04	1.04
Diluted Nareit FFO attributable to common stockholders	2.76	2.78
Add: Non-core adjustments	—	—
Diluted Core FFO	$ 2.76	$ 2.78
Diluted Nareit FFO attributable to common stockholders	$ 2.76	$ 2.78
(Less) Add: Non-cash (income) recovery	(0.02)	(0.02)
Add: Non-cash expense	0.14	0.14
Less: Recurring capital expenditures	(0.08)	(0.08)
Diluted FAD	2.80	2.82
Add: Non-core adjustments	0.03	0.03
Diluted Core FAD	$ 2.83	$ 2.85

The assumptions underlying the full year guidance are as follows:

- Gross investments estimates increased by $300,000 at the midpoint, to a range of $700,000 to $1,100,000, from $400,000 to $800,000. Gross investments include transactions closed to date, or expected to close in 3Q26;
- Asset sales and loan payoffs projections increased by $464,100 to $730,000, including $120,300 of sales and payoffs through the end of July 2026, with anticipated gain on sale of over $300,000, of which $7,600 has been recognized;
- SHOP NOI, inclusive of expected net investments, in the range of $71,200 to $79,900, an increase from $65,100 to $77,200. See SHOP guidance on page 13 for further discussion.
- General and administrative costs in the range of $31,700 to $33,900; and
- Adjustments to Core FFO and Core FAD include the following:
  - One-time exit IRR income that we received in connection with the sale of three skilled nursing centers accounted for as a Financing receivable on our *Consolidated Balance Sheets;* See the reconciliation of non-core adjustments on page 27.
  - Transaction costs in the range of $3,100 to $3,500 for the full year; and
  - Recovery of provision for credit losses related to loan payoffs, including the $765 provision for credit losses recovery included on the reconciliation of non-core adjustments on page 27.

2Q26 SUPPLEMENTAL FINANCIAL 20

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

		12/31/2023		12/31/2024		12/31/2025		6/30/2026
Gross investments	$	2,139,865	$	2,088,613	$	2,397,662	$	2,492,578
Net investments	$	1,741,093	$	1,674,140	$	1,981,017	$	2,055,728
Gross asset value	$	2,253,870	$	2,200,615	$	2,478,705	$	2,613,708
Total debt[(1)]	$	891,317	$	684,600	$	842,181	$	777,090
Total liabilities[(1)]	$	938,831	$	733,137	$	899,676	$	835,227
Non-controlling interest	$	34,988	$	92,378	$	87,400	$	73,075
Total equity	$	916,267	$	1,053,005	$	1,162,384	$	1,341,631

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	2Q26	3Q26[(1)]	4Q26[(1)]	1Q27[(1)]	2Q27[(1)]
Straight-line rent adjustment	$ (264)	$ (100) [(2)]	$ (174)	$ (289)	$ (340)
Amortization of lease incentives	(129)	(116)	(112)	(106)	(106)
Effective interest - Financing receivables	361	361	362	362	362
Effective interest - Mortgage loans receivable	288	256	244	232	224
Effective interest - Notes receivable	(23)	(24)	(24)	(24)	44
Total non-cash revenue components	$ 233	$ 377	$ 296	$ 175	$ 184

(1) For leases and loans in place at June 30, 2026, adjusted for the subsequent sale of a 99-bed skilled nursing center in Oregon described on page 9.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,		
	2026	2025	Variance	2026	2025	Variance
Cash rent	$ 24,187	$28,079	$(3,892) [(1)]	$ 48,723	$ 57,702	$ (8,979) [(1)]
Operator reimbursed real estate tax revenue	2,196	2,777	(581) [(2)]	4,464	5,866	(1,402) [(2)]
Straight-line rent adjustment	(264)	(497)	233	(598)	(1,075)	477 [(3)]
Adjustment of lease incentive and rental income	(13)	—	(13)	(13)	(492)	479 [(3)]
Amortization of lease incentives	(116)	(182)	66	(247)	(380)	133
Total rental income	$ 25,990	$30,177	$(4,187)	$ 52,329	$ 61,621	$ (9,292)

(1) Decrease primarily due to the conversion of 18 communities from triple-net to our SHOP segment and lower rent due to property sales, partially offset by rent increases from fair-market rent resets, escalations and capital improvements.

(2) Decrease primarily due to the conversion of 18 communities from triple-net to our SHOP segment and property sales.

(3) Includes write-off of a straight-line rent receivable of $243 and a lease incentive balance of $249.

2Q26 SUPPLEMENTAL FINANCIAL 21

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED
	12/31/2023	12/31/2024	12/31/2025	6/30/2026
Net income	$ 91,462	$ 94,879	$ 123,880	$ 30,815
Less: Gain on sale of real estate, net	(37,296)	(7,979)	(77,822)	(7,562)
Add: Income tax provision	—	—	179	166
Add: Impairment loss	15,775	6,953	—	—
Add: Interest expense	47,014	40,336	35,306	9,484
Add: Depreciation and amortization	37,416	36,367	37,874	12,371
EBITDAre	154,371	170,556	119,417	45,274
Add/less: Non-core adjustments	3,823 (1)	(8,907) (2)	49,783 (3)	1,189 (4)
Adjusted EBITDAre	$ 158,194	$ 161,649	$ 169,200	$ 46,463
Interest expense	$ 47,014	$ 40,336	$ 35,306	$ 9,484
Fixed charges	$ 47,014	$ 40,336	$ 35,306	$ 9,484
Annualized Adjusted EBITDAre				$ 185,852
Annualized Fixed Charges				$ 37,936
Debt (net of debt issue costs)	$ 891,317	$ 684,600	$ 842,181	$ 777,090
Debt (net of debt issue costs) to Annualized Adjusted EBITDAre	5.6x	4.2x	5.0x	4.2x
Annualized Adjusted EBITDAre to Annualized Fixed Charges (5)	3.4x	4.0x	4.8x	4.9x

(1) Includes the $3,561 note receivable write-off related to the sale and transition of 10 seniors housing communities, $1,832 of provision for credit losses related to the acquisition of 11 seniors housing communities accounted for as financing receivables and two mortgage loan originations, partially offset by the $1,570 exit IRR and prepayment fee received in connection with the payoff of two mezzanine loans.

(2) Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, partially offset by $1,635 of provision for credit losses related to acquisitions totaling $163,460 accounted for as financing receivables, $613 of effective interest receivable write-off related to the partial paydown of a mortgage loan receivable, and the write-off of straight-line rent receivable ($321) and notes receivable ($290).

(3) Represents a $41,455 write-off of effective interest receivable related to a mortgage loan amendment that permits penalty-free early payoff within an allowable window, $9,992 of costs associated with the conversion to our new SHOP segment ($5,971 lease termination fee and $4,021 of provision for credit losses related to the write-off of loan and interest receivables), $1,703 of costs associated with the startup of our new SHOP segment, $1,271 of straight-line rent receivable write-off due to an operator's on-going bankruptcy, $1,136 of expenses related to an employee retirement and $563 of provision for credit losses related to loan originations, net of payoffs, offset by $5,737 of exit IRR received in connection with the redemption of LTC's preferred equity investment in two joint ventures and a mezzanine loan, and $600 of income received from a former operator.

(4) See the reconciliation of non-core adjustments on page 27 for further detail.

(5) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

2Q26 SUPPLEMENTAL FINANCIAL 22

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2026	2025	2026	2025
Revenues:				
Rental income	$ 25,990	$ 30,177	$ 52,329	$ 61,621
Resident fees and services [1]	56,132	11,950	105,717	11,950
Interest income from financing receivables [2]	5,640	7,084	13,895	14,086
Interest income from mortgage loans	10,315	9,680	20,544	18,859
Interest and other income	782	1,349	1,785	2,755
Total revenues	98,859	60,240	194,270	109,271
Expenses:				
Interest expense	9,484	8,014	20,266	15,927
Depreciation and amortization	12,371	8,776	24,350	17,938
Seniors housing operating expenses [1]	42,208	9,419	79,097	9,419
Provision (recovery) for credit losses	27	387	(657)	3,439
Transaction costs	1,189	6,706	1,877	7,147
Triple-net lease property tax expense	2,101	2,795	4,495	5,902
General and administrative expenses	8,161	8,447	16,743	15,418
Total expenses	75,541	44,544	146,171	75,190
Income before unconsolidated joint ventures, real estate dispositions and other items	23,318	15,696	48,099	34,081
Gain on sale of real estate, net	7,562	332	7,552	503
Income from unconsolidated joint ventures	101	439	396	4,104
Income tax (provision) benefit	(166)	81	(276)	81
Net income	30,815	16,548	55,771	38,769
Income allocated to non-controlling interests	(1,178)	(1,456)	(2,541)	(2,997)
Net income attributable to LTC Properties, Inc.	29,637	15,092	53,230	35,772
Income allocated to participating securities	(158)	(154)	(314)	(317)
Net income available to common stockholders	$ 29,479	$ 14,938	$ 52,916	$ 35,455
Earnings per common share:				
Basic	$0.57	$0.33	$1.05	$0.78
Diluted	$0.56	$0.32	$1.05	$0.77
Weighted average shares used to calculate earnings per common share:				
Basic	51,872	45,714	50,217	45,524
Diluted	52,198	46,028	50,543	45,838
Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

(1) Represents our seniors housing operating portfolio ("SHOP") operating income and expense.

(2) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

2Q26 SUPPLEMENTAL

FINANCIAL 23

2Q26 SUPPLEMENTAL 24 CONSOLIDATED BALANCE SHEETS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets. ASSETS Investments: Land $ 139,436 $ 128,590 Buildings and improvements 1,639,229 1,482,075 Properties held-for-sale, net of accumulated depreciation: 2026—$4,523; 2025—$0 654 — Accumulated depreciation and amortization (425,246) (408,906) Owned real properties, net 1,201,759 1,354,073 Financing receivables,(1) net of credit loss reserve: 2026—$2,869; 2025—$3,631 284,047 359,457 Mortgage loans receivable, net of credit loss reserve: 2026—$3,955; 2025—$3,849 392,137 381,662 Real property investments, net 2,030,257 1,942,878 Notes receivable, net of credit loss reserve: 2026—$257; 2025—$259 25,471 25,615 Investments in unconsolidated joint ventures 12,524 — Investments, net 2,055,728 1,981,017 Other assets: Cash and cash equivalents 40,435 14,387 Debt issue costs related to revolving line of credit 6,123 4,742 Interest receivable 24,621 22,720 Straight-line rent receivable 17,329 17,949 Prepaid expenses and other assets 32,622 21,245 Total assets $ 2,176,858 $ 2,062,060 LIABILITIES Revolving line of credit $ 200,000 $ 252,863 Term loans, net of debt issue costs: 2026—$1,596; 2025—$1,787 198,213 198,404 Senior unsecured notes, net of debt issue costs: 2026—$814; 2025—$895 378,686 391,105 Accrued interest 1,793 3,806 Accrued expenses and other liabilities 56,344 53,689 Total liabilities 835,227 899,676 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2026—53,906; 2025—48,482 539 485 Capital in excess of par value 1,386,159 1,189,846 Cumulative net income 1,896,637 1,843,407 Accumulated other comprehensive income 482 3,409 Cumulative distributions (2,018,188) (1,959,236) Total LTC Properties, Inc. stockholders’ equity 1,268,556 1,074,984 Non-controlling interests 73,075 87,400 Total equity 1,341,631 1,162,384 Total liabilities and equity $ 2,176,858 $ 2,062,060 (unaudited) (audited) JUNE 30, 2026 DECEMBER 31, 2025 FINANCIAL

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2026	2025	2026	2025
GAAP net income available to common stockholders	$ 29,479	$ 14,938	$ 52,916	$ 35,455
Add: Depreciation and amortization	12,371	8,776	24,350	17,938
Less: Gain on sale of real estate, net	(7,562)	(332)	(7,552)	(503)
Nareit FFO attributable to common stockholders	34,288	23,382	$ 69,714	$ 52,890
Add (Less): Non-core djustments[(1)]	1,189	8,011	(502)	8,416
FFO, excluding non-core adjustments ("Core FFO")	$ 35,477	$ 31,393	$ 69,212	$ 61,306
Nareit FFO attributable to common stockholders	$ 34,288	$ 23,382	$ 69,714	$ 52,890
Non-cash income:				
Add: Straight-line rent adjustment	264	497	598	1,075
Add: Amortization of lease incentives	129	182	260	629
Add: Other non-cash contra-revenue	—	—	—	243
Less: Effective interest income	(626)	(1,529)	(1,118)	(2,930)
Net non-cash income	(233)	(850)	(260)	(983)
Non-cash expense:				
Add: Non-cash compensation charges	2,326	2,795	4,390	5,048
Add (Less): Provision (recovery) for credit losses	27	387	(657)	3,439
Net non-cash expense	2,353	3,182	3,733	8,487
Less: Recurring capital expenditures	(803)	(91)	(1,208)	(91)
Funds available for distribution ("FAD")	35,605	25,623	71,979	60,303
Add: Non-core adjustments[(1)]	1,189	6,927	65	4,268
FAD, excluding non-core adjustments ("Core FAD")	$ 36,794	$ 32,550	$ 72,044	$ 64,571
Diluted Nareit FFO attributable to common stockholders per share	$0.66	$0.51	$1.38	$1.15
Diluted Core FFO per share	$0.68	$0.68	$1.37	$1.34
Diluted FAD per share	$0.68	$0.56	$1.42	$1.31
Diluted Core FAD per share	$0.70	$0.71	$1.43	$1.41

(1) See the reconciliation of non-core adjustments on page 27 for further detail.

2Q26 SUPPLEMENTAL FINANCIAL 25

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED JUNE 30,	2026	2025	2026	2025
FFO/FAD attributable to common stockholders	$ 34,288	$ 23,382	$ 35,605	$ 25,623
Non-core adjustments[(1)]	1,189	8,011	1,189	6,927
Core FFO/FAD	35,477	31,393	36,794	32,550
Effect of dilutive securities:				
Participating securities	—	154	—	154
Diluted Core FFO/FAD	$ 35,477	$ 31,547	$ 36,794	$ 32,704
Shares for basic Core FFO/FAD per share	51,872	45,714	51,872	45,714
Effect of dilutive securities:				
Performance-based stock units	326	314	326	314
Participating securities	—	269	—	269
Shares for diluted Core FFO/FAD per share	52,198	46,297	52,198	46,297

	FFO		FAD	
FOR THE SIX MONTHS ENDED JUNE 30,	2026	2025	2026	2025
FFO/FAD attributable to common stockholders	$ 69,714	$ 52,890	$ 71,979	$ 60,303
Non-core adjustments[(1)]	(502)	8,416	65	4,268
Core FFO/FAD	69,212	61,306	72,044	64,571
Effect of dilutive securities:				
Participating securities	—	317	—	317
Diluted Core FFO/FAD	$ 69,212	$ 61,623	$ 72,044	$ 64,888
Shares for basic Core FFO/FAD per share	50,217	45,524	50,217	45,524
Effect of dilutive securities:				
Performance based stock units	326	314	326	314
Participating securities	—	274	—	274
Shares for diluted Core FFO/FAD per share	50,543	46,112	50,543	46,112

(1) See the reconciliation of non-core adjustments on page 27 for further detail.

2Q26 SUPPLEMENTAL FINANCIAL 26

FUNDS FROM OPERATIONS – RECONCILIATION OF NON-CORE ADJUSTMENTS

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2026	2025	2026	2025
Reconciliation of non-core adjustments to Nareit FFO:				
Add: Notes receivables and related interest receivable, if applicable, write-off	$ —	$ —	$ —	$ 3,064 (1)
Add: Provision for credit losses reserve recorded upon origination	—	384	—	384
Deduct: Recovery for credit losses related to loan payoffs	—	—	(765)	—
Add (Deduct): Total provision for credit losses adjustments	—	384	(765)	3,448
Add: Lease termination fee paid upon conversion to SHOP	—	5,971 (2)	—	5,971 (2)
Add: Transaction costs	1,189 (3)	520 (3)	1,877 (3)	823 (3)
Add: One-time general and administrative expenses related to an employee retirement	—	1,136	—	1,136
Add: Expense and contra-revenue adjustments	1,189	7,627	1,877	7,930
Deduct: Income related to exit IRRs received	—	—	(1,614) (4)	(2,962) (5)
Total non-core adjustments to Nareit FFO	**$ 1,189**	**$ 8,011**	**$ (502)**	**$ 8,416**
Reconciliation of non-core adjustments to FAD:				
Add: Lease termination fee paid upon conversion to SHOP	$ —	$ 5,971 (2)	$ —	$ 5,971 (2)
Add: Transaction costs	1,189 (3)	520 (3)	1,877 (3)	823 (3)
Add: One-time cash general and administrative expenses related to an employee retirement	—	436	—	436
Add: Cash expense adjustments	1,189	6,927	1,877	7,230
Deduct: Cash income related to exit IRRs received	—	—	(1,812) (4)	(2,962) (5)
Total non-core cash adjustments to FAD	**$ 1,189**	**$ 6,927**	**$ 65**	**$ 4,268**

(1) Represents the write-off of a working capital note and related interest receivable balance in connection with a SHOP conversion.

(2) Represents a one-time lease termination fee paid to an operator for the conversion of the operator's triple-net lease into SHOP.

(3) The transaction costs adjustment for 2026 includes all transaction costs incurred, whereas the transaction costs adjustment for 2025 includes only SHOP segment startup costs. Transaction costs are excluded from FFO and FAD to improve comparability across periods as such expenditures are not indicative of ongoing operations.

(4) The 2026 exit IRR income adjustment represents the payment received in connection with the sale of a portfolio of three skilled nursing centers in Florida that was accounted for as a financing receivable. The FFO adjustment represents the receipt of $1,812, offset by $198 of effective interest receivable previously recognized over the term of the loan through payoff.

(5) The 2025 exit IRR income adjustment represents the payment received in connection with the redemption of LTC's preferred equity investment in a joint venture. The 13% exit IRR was not previously recorded.

2Q26 SUPPLEMENTAL FINANCIAL 27

2Q26 SUPPLEMENTAL 28 RECONCILIATION OF NOI (UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS) MORTGAGE FINANCING LOANS NOTES NNN SHOP SUBTOTAL RECEIVABLES RECEIVABLE RECEIVABLE OTHER(1) TOTAL Revenues 106,879 $ 165,883 $ 272,762 $ 28,124 $ 40,708 $ 4,121 $ 2,138 $ 347,853 $ Income from unconsolidated joint ventures — — — — — — — — (Less)/Add: Property tax revenue (9,379) — (9,379) — — — — (9,379) Seniors housing operating expenses — (123,766) (123,766) — — — — (123,766) Sales, SHOP conversions and payoffs (5,532) — (5,532) (5,616) (982) (1,565) — (13,695) Other 1,271 (2) 1,271 — — — — (2,138) (867) NOI 93,239 $ 42,117 $ 135,356 $ 22,508 $ 39,726 $ 2,556 $ — $ 200,146 $ TRAILING TWELVE MONTHS ENDED JUNE 30, 2026 (1) Represents income received from former operators and other miscellaneous income. (2) Represents a straight-line rent receivable balance write-off from 3Q25 due to the Genesis bankruptcy filing. FINANCIAL

2Q26 SUPPLEMENTAL 29 GLOSSARY Annualized Contractual Cash NOI: Represents annualized contractual cash rental income (prior to abatements & deferred rent repayment and excludes real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein. Annualized GAAP NOI: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties (see definitions for Independent Living and Memory Care Communities). Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Core SHOP Portfolio: Represents the 27 properties (2,281 units) that include initial conversions (13) and acquired SHOP properties (14) through 1Q26; excludes value-add conversions and additional acquisitions. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“Nareit”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. EXPOR: Average expenses per occupied room per month FAD Capex: Recurring capital expenditures that extend the useful life of a property Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges, non-cash interest charges and recurring capital expenditures required to maintain and re-tenant our properties. Funds From Operations (“FFO”): As defined by Nareit, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. The difference between the cash rent and GAAP rent is commonly referred to as straight-line rental income. GAAP rent also includes amortization of lease incentives and real estate tax reimbursements. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Initial Conversion: 13 properties converted to SHOP in 2Q25. Interest Income: Represents interest income from financing receivables, mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.5M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 58K. Cities in a Micro-SA have a population of 264K – 12K. Cities not in an MSA have a population of less than 100K. Mezzanine: Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. Security for mezzanine loans can include all or a portion of the following credit enhancements: secured second mortgage, pledge of equity interests, and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon loan terms and related credit enhancements. GLOSSARY

2Q26 SUPPLEMENTAL 30 GLOSSARY Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). NNN: Triple-net lease which requires the lessee to pay all taxes, insurance, maintenance and repair capital and non-capital expenditures and other costs necessary in the operations of the property. Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to restricted stock and performance-based stock units. Non-FAD Capex: Capital expenditures, including significant renovations, to bring a property to a marketable and functional standard. Normalized EBITDAR Coverage: The trailing twelve months’ earnings from the operator financial statements adjusted for non-core, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve months’ earnings from the operator financial statements adjusted for non-core, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property, financing receivables, mortgage loans receivable and other notes receivables. Rental Income: Represents GAAP rent generated by our owned properties under triple-net leases. REVPOR: Average revenues per occupied room per month RIDEA: Real Estate Investment Trust (REIT) Investment Diversification and Empowerment Act of 2007 Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold, assets held-for-sale and SHOP assets). Accordingly, a property must be occupied and stabilized or a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Seniors Housing (“SH”): Consists of independent living, assisted living, and/or memory care properties. Seniors Housing Operating Portfolio (“SHOP”): Includes Seniors Housing properties generally structured to comply with RIDEA. SHOP Net Operating Income (“NOI”): Total SHOP revenues (resident fees and services) less total SHOP expenses (seniors housing operating expenses). Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition/restructure or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months NOI: For the owned portfolio under triple-net leases, rental income excluding real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the trailing twelve months. For the owned portfolio under our SHOP segment, represents SHOP NOI during the trailing twelve months. For owned properties accounted for as financing receivables, mortgage loan receivables and notes receivables, NOI includes cash interest income and effective interest during the trailing twelve months and excludes loan payoffs during the trailing twelve months. For Unconsolidated JV, NOI includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. Value-Add Conversion: Properties converted to date, or planned to be converted, from our market-based rent reset portfolio – 1 campus converted in 4Q25 (previously disclosed as 2 properties); 2 properties converted in 1Q26; and 2 properties converted in 2Q26. GLOSSARY

2Q26 SUPPLEMENTAL 31 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through SHOP, triple-net leases, joint ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Seniors Housing (SH) consisting of Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC), Skilled Nursing Facilities (SNF) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com. FORWARD-LOOKING STATEMENTS NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-core adjustments, FAD, FAD excluding non-core adjustments, adjusted interest coverage ratio, adjusted fixed charges coverage ratio and NOI. A reconciliation of this non-GAAP information is provided on pages 22, 25, 26, 27 and 28 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2026 SHOP investment guidance and funding strategy, estimated 2026 pro forma SHOP growth and gross asset value, near-term expected sales and loan payoffs, anticipated rent and gain on sales, core SHOP portfolio guidance, and future strategy. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under the Company’s new SHOP segment; the Company’s dependence on the ability of its third-party independent operators to successfully manage and operate the Company’s SHOP communities; the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to find suitable replacement operators for its SHOP communities; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” and other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.